Exhibit 99.1

FOR IMMEDIATE RELEASE

SEPTEMBER 14, 2017

Investor Relations: Kate Walsh, Vice President of Investor Relations, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Public & Industry Affairs, 214-721-9271, jill.mcmillan@enlink.com

ENLINK MIDSTREAM ANNOUNCES PRICING OF

SERIES C PREFERRED UNITS

DALLAS, September 14, 2017 — EnLink Midstream Partners, LP (NYSE: ENLK) (the Partnership) today announced that it has priced an underwritten public offering of 400,000 of its 6.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the Preferred Units) at a price of $1,000 per unit. Distributions on the Preferred Units will be payable from and including the date of original issue to, but not including, December 15, 2022, at a rate of 6.000% per annum of the stated liquidation preference of $1,000. On and after December 15, 2022, distributions on the Preferred Units will accumulate at a percentage of the $1,000 liquidation preference equal to an annual floating rate of the three-month LIBOR, determined quarterly, plus a spread of 4.11%. The offering is expected to close on or about September 21, 2017, subject to the satisfaction of customary closing conditions.

The Partnership expects to receive aggregate net proceeds from the sale of the Preferred Units of approximately $394.7 million after deducting underwriting discounts and estimated offering expenses. The Partnership intends to use the net proceeds of the offering for capital expenditures and general partnership purposes. Pending such use, the Partnership intends to repay outstanding borrowings under our revolving credit facility.

J.P. Morgan, Citigroup, Credit Suisse, and Wells Fargo Securities are acting as joint book-running managers for the offering.

When available, copies of the preliminary prospectus supplement, prospectus supplement, and accompanying base prospectus relating to the offering may be obtained by sending a request to:

J.P. Morgan Securities LLC

Attention: Investment Grade Syndicate Desk

383 Madison Avenue

New York, New York 10179

Or by telephone: 212-834-4533

Citigroup Global Markets, Inc.

Attention: Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: 800-831-9146

Email: prospectus@citi.com

Credit Suisse Securities (USA) LLC

Attention: Credit Suisse Prospectus Department

One Madison Avenue

New York, New York 10010

Telephone: 800-221-1037

Email: newyork.prospectus@credit-suisse.com

Wells Fargo Securities, LLC

608 2nd Avenue South, Suite 1000

Minneapolis, Minnesota 55402

Attention: WFS Customer Service

Telephone: 800-645-3751

You may also obtain these documents free of charge when they are available by visiting the Securities and Exchange Commission’s website at www.sec.gov.

The Preferred Units are being offered and sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About the EnLink Midstream Companies

EnLink provides integrated midstream services across natural gas, crude oil, condensate, and NGL commodities.  EnLink operates in several top U.S. basins and is strategically focused on the core growth areas of the Permian’s Midland and Delaware basins, Oklahoma’s Midcontinent, and Louisiana’s Gulf Coast. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC), the General Partner, and EnLink Midstream Partners, LP (NYSE: ENLK), the Master Limited Partnership.

Forward-Looking Statements

This press release may include certain statements concerning expectations for the future that are forward-looking statements within the meaning of the federal securities laws, including statements regarding the intended use of offering proceeds and other aspects of the offering. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in EnLink Midstream’s filings with the Securities and Exchange Commission. EnLink Midstream has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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